EXHIBIT 8.1     OPINION OF BROWN & WOOD AS TO TAX MATTERS

                                      June 19, 1996



Farmer Mac Mortgage Securities Corporation
919 18th Street, N.W.
Washington,  D.C.  20006

     Re:  Farmer Mac Mortgage Securities Corporation
          Registration Statement on Form S - 3


Ladies and Gentlemen:

     We have acted as special counsel to the Federal Agricultural Mortgage Corporation, a federally chartered instrumentality of the United States ("Farmer Mac"), and Farmer Mac Mortgage Securities Corporation, a wholly owned subsidiary of Farmer Mac (the "Registrant"), in connection with preparation of a
Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act") for registration of certain Guaranteed Agricultural Mortgage - Backed Securities (the "Securities") issued pursuant to a Trust Agreement entered into among Farmer Mac, the Registrant and the trustee named therein.

      We have advised the Registrant with respect to certain federal income tax consequences of the proposed guarantee and sale of the Certificates. This advice is summarized under the headings "Summary of Terms - Certain Federal Income Tax
Consequences: and "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus, which is part of the Registration Statement. Such description does not address the federal income tax consequences of the proposed guarantee and sale applicable to all categories of investors, but with respect to those tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to a reference to this firm under the heading "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                        Very truly yours,